UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TEGO CYBER INC.

(Exact name of registrant as specified in its charter)

Nevada	84-2678167
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

8565 South Eastern Avenue, Suite 150 Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-248929

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered.

The class of securities to be registered hereunder is the Common Stock, par value $0.001 (the “Common Stock”) of Tego Cyber Inc. For a description of the Common Stock, reference is made to the information under the heading “Description of Securities” contained in Registrant’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission (File Number 333-248929) on September 21, 2020, which information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Since the filing of the Registration Statement, the Registrant made all required filings pursuant to Section 15(d), and has continued to voluntarily file all reports. In addition, the Registrant hereby incorporates its most-recent Form 10-K Annual Report which was filed with the Commission on September 28, 2021.

Item 2. Exhibits.

		Incorporated by
Exhibit		Reference*		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Articles of Incorporation filed with the Nevada Secretary of State on September 6, 2019	S-1	3.1	9/21/2020
3.2	Bylaws	S-1	3.2	9/21/2020

*Incorporated by reference through the Registration Statement on Form S-1 filed with the Commission on September 21, 2020 (File Number 333-248929)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	November 24, 2021

TEGO CYBER INC.

By:	/s/ Shannon Wilkinson
Name:	Shannon Wilkinson
Title:	Chief Executive Officer